UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 16, 2017

QTS Realty Trust, Inc.

QualityTech, LP

(Exact name of registrant as specified in its charter)

Maryland (QTS Realty Trust, Inc.) Delaware (QualityTech, LP)	001-36109 333-201810	46-2809094 27-0707288
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12851 Foster Street Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Appointments

On February 16, 2017, the Board of Directors of QTS Realty Trust, Inc. (the “Company”) approved the appointment of Jeffrey H. Berson, the Company’s current Chief Investment Officer, to the position of Chief Financial Officer of the Company and QualityTech, LP, the Company’s operating partnership (the “Operating Partnership”). The appointment will become effective on April 3, 2017. This change is part of the Company’s succession planning process. Upon the effectiveness of the appointment, Mr. Berson will assume the duties of Chief Financial Officer from William H. Schafer and, although he will no longer have the title of Chief Investment Officer, he will continue his duties in that role. At that time, Mr. Schafer will transition to the position of Executive Vice President – Finance and Accounting where he will continue to lead key components of the Company’s finance organization.

Mr. Berson, 49, has served as Chief Investment Officer of the Company and the Operating Partnership since the Company’s initial public offering in October 2013 and as the Chief Investment Officer of the Company’s predecessor from August 2013 until the initial public offering. Mr. Berson has more than 20 years of experience in investment banking covering data center companies and the technology and telecommunications sectors. Prior to joining the Company’s predecessor, Mr. Berson was a Managing Director at UBS AG, an international investment bank, from 2011 to 2013, a Managing Director at Oppenheimer and Co. Inc., an international investment bank, from 2009 to 2011, and a Managing Director at Barclays Capital, an international investment bank, from 2007 to 2009.  Prior to 2007, Mr. Berson spent over 10 years at Canadian Imperial Bank of Commerce in the Investment Banking Department. Mr. Berson earned a Bachelor of Arts degree from the University of Pennsylvania, a Bachelor of Science degree from the Wharton School of the University of Pennsylvania and a Master of Business Administration from the University of Chicago.

Mr. Schafer, 58, has served as Chief Financial Officer of the Company and the Operating Partnership since the Company’s initial public offering in October 2013. Previously, he served as the Chief Financial Officer of the Company’s predecessor from 2010 to the Company’s initial public offering. Mr. Schafer has more than 20 years of experience in the REIT industry and 34 years of experience in financial operations, accounting systems and financing activities. Prior to joining the Company’s predecessor, Mr. Schafer was the chief financial officer of DDR Corp. (NYSE: DDR) from 1992 to 2010, a public REIT and an owner and developer of retail properties. Prior to joining DDR Corp., Mr. Schafer was a senior manager of PricewaterhouseCoopers LLP. Mr. Schafer earned a Bachelor of Arts degree in business administration from the University of Michigan.

In connection with his appointment as Chief Financial Officer, Mr. Berson’s annual base salary will be increased from $325,000 to $350,000. The Company and Mr. Berson expect to enter into a new employment agreement reflecting this increase, which will replace his existing employment agreement and will be reported in a Current Report on Form 8-K after it is finalized and executed.

New Employment Agreement for Mr. Schafer

On February 16, 2017, in connection with his transition to the role of Executive Vice President – Finance and Accounting, as discussed above, Mr. Schafer and the Company, the Operating Partnership and Quality Technology Services, LLC entered into a new employment agreement (the “New Employment Agreement”), which supersedes and replaces Mr. Schafer’s current employment agreement, which is the Amended and Restated Employment Agreement, dated August 14, 2013, among Mr. Schafer, the Operating Partnership, Quality Technology Services, LLC and QualityTech GP, LLC.

The New Employment Agreement will become effective on April 3, 2017. Under the New Employment Agreement, Mr. Schafer will serve in the position of Executive Vice President – Finance and Accounting. It provides for an initial term of one year, expiring April 3, 2018, with automatic renewal terms of one year unless either party gives a non-renewal notice within a specified time frame. The New Employment Agreement provides for a base salary of $350,000, a bonus opportunity targeted at 100% of base salary for threshold performance, with additional amounts being paid for exceptional performance as determined by the Compensation Committee, four weeks’ paid vacation and certain other benefits. In addition, the New Employment Agreement also provides that Mr. Schafer will be eligible to receive grants of Equity Awards, subject to performance or three-year time-based vesting, with a target award value of 200% of his base salary.

If the New Employment Agreement is terminated by us without “cause” (including nonrenewal of the agreement upon expiration) or by Mr. Schafer for “good reason” or a termination following death or “disability,” Mr. Schafer will, upon execution of a release acceptable to us, be eligible to receive the following severance benefits in addition to his then-accrued compensation:

•	a lump sum cash payment equal to the sum of (A) one times his then current base salary, (B) his prorated bonus for the year of termination, and (C) one times his annual bonus for the year of termination, calculated assuming achievement of all performance goals necessary to achieve the target achievement level;
•	solely in the case of termination without cause or with good reason, vesting of any equity awards that otherwise would have vested during the term in which the termination occurred;
•	solely in the case of death or disability, full vesting of equity awards; and
•	continued coverage under our health insurance plans for one year following termination (provided that if such continuation is not possible, the Company will reimburse an amount equal to the cost of health insurance coverage for Mr. Schafer and his family for one year following his termination that is substantially similar to the coverage provided to Mr. Schafer under our health insurance plans prior to his termination) and reimbursement of premiums for any subsequent COBRA continuation coverage.

In addition, if the New Employment Agreement is terminated by us without “cause” (including nonrenewal of the agreement upon expiration) or by Mr. Schafer for “good reason” within two years following a “change in control,” he will be eligible to receive the following benefits in addition to his then-accrued compensation:

•	a lump sum cash payment equal to the sum of (A) two times his base salary in effect on the date of the change in control or the date of the termination, whichever is higher, and (B) two times his annual bonus for the year of the change in control or the termination, whichever is higher, calculated assuming achievement of all performance goals necessary to achieve the maximum bonus level;
•	reimbursement of the cost of health, disability and accidental death, and dismemberment insurance in an amount not less than that provided at the time of Mr. Schafer’s termination or, if greater, on the date on which the change in control occurred, until the earlier of (x) the date on which Mr. Schafer becomes eligible to receive substantially the same or greater benefits from another employer or (y) the second anniversary of the date of his termination; and
•	one year of outplacement services and support.

The New Employment Agreement generally defines:

•	“change in control” as (i) any transaction that results in any person (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than current stockholders of the Company, becoming the beneficial owner (as defined in the Exchange Act), directly or indirectly, of securities representing 30% or more of the then-combined voting power of the Company’s then outstanding voting securities, (ii) individuals who, at the beginning of any 12 month period, constitute our board of directors cease for any reason to constitute a majority of our board of directors at the end of such 12 month period, treating any individual whose election or nomination was approved by a majority of the incumbent directors as an incumbent director for this purpose, (iii) a merger, consolidation or recapitalization other than one following which voting securities prior to the transaction continue to represent more than 70% of the Company’s voting securities after the transaction, or (iv) a sale of all or substantially all of our assets;

•	“cause” as Mr. Schafer’s (i) willful act or omission that causes material harm and represents (a) a material breach of the agreement or any breach of certain covenants, (ii) conviction of, or pleading guilty or nolo contendere to, a felony or a misdemeanor involving dishonesty or moral turpitude; (iii) willful and material violation of the Company’s rules and policies that causes material harm; (iv) commission of an act of dishonesty, theft, fraud, embezzlement or material misappropriation of property of the Company; or (v) act that will or is reasonably expected to have, a significant adverse effect on the business or reputation of the Company unless taken with the good faith belief that it was in the best interest of the Company; and

•	“good reason” as (i) a material diminution in Mr. Schafer’s authority, duties or responsibilities, or any significant adverse change in his title as Executive Vice President – Finance and Accounting, (ii) movement of Mr. Schafer’s place of employment more than fifty miles from Overland Park, Kansas, (iii) a material diminution in Mr. Schafer’s base compensation, as in effect from time to time, or (iv) a material breach by the Company of any term of the employment agreement.

The New Employment Agreement includes a non-compete covenant providing that during the term and for a period of one year following termination, Mr. Schafer may not, directly or indirectly, engage in the data center business, or own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated with, any other company engaged in the data center or cloud / managed services business, other than the ownership of up to five percent of the outstanding shares of any public company. Moreover, the New Employment Agreement provides that, during the term and for a one-year period following termination, Mr. Schafer will not solicit any of our customers for data center space within the United States, encourage any of our customers to reduce their patronage of us, solicit or hire any of our current employees or independent contractors or former employees or independent contractors who left employment within the prior year, or encourage any of our employees leave their employment with us. In addition, Mr. Schafer’s employment agreement includes a confidentiality covenant on the part of Mr. Schafer and a covenant that both we and Mr. Schafer agree not to talk about or otherwise communicate to any third parties in a malicious, disparaging or defamatory manner regarding the other.

The foregoing description of the New Employment Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the New Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 21, 2016, the Company issued a press release announcing the appointment of Mr. Berson to the position of Chief Financial Officer and the transition of Mr. Schafer to the position of Executive Vice President – Finance and Accounting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed in this 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  The following exhibits are filed as part of this report:

Exhibit Number	Exhibit Description

10.1	Employment Agreement, dated as of February 16, 2017, by and among QTS Realty Trust, Inc., QualityTech, LP, Quality Technology Services, LLC and William H. Schafer
99.1	Press Release of the Company dated February 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

DATE: February 21, 2017	/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel

QualityTech, LP

By: QTS Realty Trust, Inc.,
its general partner

DATE: February 21, 2017	/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel

EXHIBIT LIST

Exhibit Number	Exhibit Description

10.1	Employment Agreement, dated as of February 16, 2017, by and among QTS Realty Trust, Inc., QualityTech, LP, Quality Technology Services, LLC and William H. Schafer
99.1	Press Release of the Company dated February 21, 2017